UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

AGILITI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40361	83-1608463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11095 Viking Drive, Suite 300

Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 893-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, upon the recommendation of the nominating and governance committee of Agiliti, Inc. (the “Company”), the Board of Directors (the “Board”) appointed Dr. C. Martin Harris to the Board. Dr. Harris will serve as a Class I director until his term expires at the 2025 annual meeting of stockholders, at which time he will stand for election by the Company’s shareholders. The committees of the Board upon which Dr. Harris will serve have not yet been determined. The Board has determined that Dr. Harris is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange. In connection with the appointment of Dr. Harris, the size of the Board was increased from nine to ten members.

Dr. Harris brings extensive leadership experience and expertise in the healthcare and information technology fields to the Company’s Board. Dr. Harris has served as Associate Vice President of the Health Enterprise and Chief Business Officer of the Dell Medical School at The University of Texas at Austin since 2016. Dr. Harris previously served as Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation, a non-profit academic medical center, and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine from 1996 to 2016. Additionally, from 2000 to 2016, he was Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Prior to joining the Cleveland Clinic, Dr. Harris spent 14 years with the School of Medicine at the University of Pennsylvania.

Dr. Harris will receive a prorated grant of restricted stock units and cash compensation in accordance with the Company’s director compensation for non-employee directors as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), which was filed with the SEC on March 25, 2022.

There were no other arrangements or understandings between Dr. Harris and any other person pursuant to which Dr. Harris was selected as a director. Dr. Harris has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 18, 2022, the Company entered into an indemnification agreement with Dr. Harris in the form attached as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2019, which provides that, subject to limited exceptions, and among other things, the Company will indemnify Dr. Harris to the fullest extent permitted by law for claims arising in his capacity as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2022	AGILITI, INC.

	By:	/s/ James B. Pekarek
	Name:	James B. Pekarek
	Title:	Executive Vice President and Chief Financial Officer